IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                            TANAKA Funds Inc.

                                            By: Graham Y. Tanaka

                                            Its: President

                                            AmeriPrime Financial Services, Inc.

                                            By: Kenneth D. Trumpfheller

                                            Its: President